Exhibit 3.2

BYLAWS

OF

ALEANNA, INC.
(a Delaware corporation)

Article I
CORPORATE OFFICES

Section 1.1 Registered Office. The registered office of AleAnna, Inc. (as such name may be changed in accordance with applicable law, the “Corporation”) shall be fixed in the Certificate of Incorporation of the Corporation (as amended, amended and restated, supplemented or otherwise modified from time to time, including any certificate of designations relating to any outstanding series of Preferred Stock, the “Certificate of Incorporation”).

Section 1.2 Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as otherwise required by applicable law, at such other place or places, either within or without the State of Delaware, as the Board of Directors of Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

Article II
MEETINGS OF STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of stockholders, for the election of directors to succeed those whose terms then expire and for the transaction of such other business as may properly come before such meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors at any time in advance of such meeting.

Section 2.2 Special Meeting. Except as otherwise required by applicable law, special meetings of the stockholders may only be called in the manner provided in the Certificate of Incorporation. Except as otherwise required by applicable law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, special meetings of the stockholders of the Corporation may not be called by any other person or persons. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

Section 2.3 Notice of Stockholders’ Meetings.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission, given in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”), of the meeting, which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called shall be mailed to or transmitted electronically by the Secretary of the Corporation to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Unless otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

(b) When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with subsection (a) of this section. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 7.5(a), and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.4 Organization.

(a) Unless otherwise determined by the Board of Directors, meetings of stockholders shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by the Chief Executive Officer or, in his or her absence, by another person designated by the Board of Directors. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders shall vote at a meeting of stockholders shall be announced at the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate, which need not be in writing. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chairman, are necessary, appropriate or convenient for the conduct of the meeting. Subject to any rules and regulations adopted by the Board of Directors, the chairman of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 2.7. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power to declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made, pursuant to Section 2.10(a)(ii)(C)(1) of these Bylaws, that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 2.10 of these Bylaws), and if such chairman should so declare, such nomination shall be disregarded or such other business shall not be transacted.

Section 2.5 List of Stockholders. The Corporation shall prepare, no later than the 10th day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.

Section 2.6 Quorum. Except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, at any meeting of stockholders, a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or series or classes or series is required, a majority of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the chairman of the meeting, or a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon, shall have power to adjourn or recess the meeting from time to time in accordance with Section 2.7, until a quorum is present or represented. Subject to applicable law, if a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment or recess may be transacted.

Section 2.7 Adjourned or Recessed Meeting. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned or recessed for any or no reason from time to time by the chairman of the meeting, subject to any rules and regulations adopted by the Board of Directors pursuant to Section 2.4(b). Any such meeting may be adjourned for any or no reason (and may be recessed if a quorum is not present or represented) from time to time by a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon. At any such adjourned or recessed meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.8 Voting.

(a) Except as otherwise required by applicable law, in the event of a plurality pursuant to Section 3.2 hereof for the election of directors, or the Certificate of Incorporation, each holder of stock of the Corporation entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of such stock held of record by such holder that has voting power upon the subject matter in question.

(b) Except as otherwise required by applicable law, the Certificate of Incorporation, these Bylaws or any law, rule or regulation applicable to the Corporation or its securities, at each meeting of stockholders at which a quorum is present, all corporate actions to be taken by vote of the stockholders shall be authorized by the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter, and where a separate vote by a class or series or classes or series is required, if a quorum of such class or series or classes or series is present, such act shall be authorized by the affirmative vote of at least a majority of the voting power of the stock of such class or series or classes or series present in person or represented by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

Section 2.9 Proxies. Every stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more persons authorized to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. If voting by proxy, such proxy must be compliant with Rule 14a-19 promulgated under the Exchange Act, if solicited in support of a director nominee other than a nominee of the Board of Directors or the Corporation and such proxy must submitted in accordance with the procedures for the meeting. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 2.10 Notice of Stockholder Business and Nominations.

(a) Annual Meeting.

(i) Nominations of one or more persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders at an annual meeting of stockholders may be made only: (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto); (B) by or at the direction of the Board of Directors (or any authorized committee thereof); or (C) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(a) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10(a). For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations or propose other business at an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, (A) the stockholder must have given timely notice thereof in writing and in proper form to the Secretary of the Corporation, (B) the stockholder must have provided the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required by this Section 2.10, including, without limitation, the completed and signed questionnaire required of all of the Corporation’s directors, (C) the stockholder must provide any updates or supplements to such notice at the times and in the manner required by this Section 2.10, and (D) in the case of business other than nominations, such business must be a proper subject for stockholder action under applicable law. To be timely, a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business (as defined in Section 2.10(c)(iv) below) on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement (as defined in Section 2.10(c)(iv)) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. To be in proper form, such stockholder’s notice shall set forth:

(A) As to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed in a proxy statement or other filing to be made in connection with the solicitation of proxies in support of such nomination to be brought before the meeting, in each case pursuant to and in accordance with Regulation 14A (or any successor provision) under the Exchange Act; (2) a completed and signed questionnaire, representation and agreement in a form provided by the Corporation, which form the stockholder must request from the Secretary of the Corporation in writing with no less than 7 days advance notice; (3) a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request) that such person (x) is not and will not become a party to (i) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (y) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (z) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation; (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past two (2) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates or associates, on the one hand, and each proposed nominee, and his or her respective affiliates or associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (5) such person’s written consent to serving as a director, if elected, for the full term for which such person is standing for election; provided, however, that, in addition to the information required in the stockholder’s notice pursuant to this Section 2.10(a)(ii)(A), such person shall also provide the Corporation such other information that the Corporation may reasonably request and that is necessary to permit the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director;

(B) as to any other business that the stockholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including, without limitation, the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made and (B) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposal to be brought before the meeting pursuant to Regulation 14A (or any successor provision) under the Exchange Act;

(C) as to the stockholder of record giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed:

(1) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner;

(2) (A) the class or series and number of shares of stock of the Corporation which are, directly or indirectly, owned of record by such stockholder or beneficial owner, (B) any option warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation held by such stockholder or beneficial owner, each as of the date of the notice, (C) a complete and accurate description of any agreement, arrangement or understanding between or among such stockholder and such beneficial owner, on the one hand, and any other person or persons, on the other hand, in connection with such stockholder’s director nomination and the name and address of any other person(s) or entity or entities known to the stockholder to financially support such nomination, (D) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has a right to vote, directly or indirectly, any shares of the Corporation, (E) any short interest in any security of the Corporation held by such stockholder or beneficial owner (for purposes of these Bylaws, a person shall be deemed to have a “short interest” in a security of the Corporation if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such stockholder or beneficial owner (x) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (y) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (H) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household, (I) any material pending or threatened legal proceeding in which such stockholder or beneficial owner is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, and (J) a representation that the stockholder will notify the Corporation in writing within five business days after the record date (provided that a public announcement of such record date is made on or before such record date) for such meeting of the class or series and number of shares of stock of the Corporation owned of record by such stockholder or beneficial owner as of the record date for the meeting;

(3) any other information relating to such stockholder or such beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(4) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

(5) a representation as to whether or not such stockholder or such beneficial owner intends or is part of a group which intends (A) to deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding stock required to approve or adopt the proposal or, in the case of a nomination or nominations, at least the percentage of the voting power of the Corporation’s outstanding stock reasonably believed by the stockholder or such beneficial owner, as the case may be, to be sufficient to elect such nominee or nominees, (B) otherwise to solicit proxies or votes from stockholders in support of such nomination or nominations and/or (C) to solicit proxies in support of any proposed nominee or nominees in accordance with Rule 14a-19 promulgated under the Exchange Act and the rules and regulations promulgated thereunder; and

(6) if the notice relates to any business other than a nomination or nominations of a director or directors that the stockholder proposes to bring before the meeting, set forth (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (B) the text of the proposal or business (including, without limitation, the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (C) a complete and accurate description of all agreements, arrangements and understandings between or among such stockholder and such beneficial owner, if any, on the one hand, and any other person(s) (including, without limitation, the names and addresses of such other person(s) or entity or entities), on the other hand, in connection with the proposal of such business by such stockholder and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposal to be brought before the meeting pursuant to Regulation 14A (or any successor provision) under the Exchange Act;

(iii) Notwithstanding anything in Section 2.10(a)(ii) above or Section 2.10(b) below to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this Section 2.10 shall set forth a representation that the stockholder will notify the Corporation in writing within five business days after the record date (provided that a public announcement of such record date is made on or before such record date) for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under this Section 2.10(a), and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

(iv) This Section 2.10(a) shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(v) Notwithstanding anything in this Section 2.10(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 10 days prior to the last day a stockholder may deliver a notice in accordance with (ii) above, a stockholder’s notice required by this Section 2.10(a) shall also be considered timely, but only with respect to a nominee nominees for any new position or positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made.

(b) Special Meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: (i) by or at the direction of the Board of Directors (or any authorized committee thereof) or (ii) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this clause (b) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who delivers notice thereof in writing setting forth the information required by Section 2.10(a) above on a timely basis as provided in this Section 2.10(b); or (iii) in the case of a special meeting called by stockholders in accordance with the Certificate of Incorporation, by any stockholder of the Corporation pursuant to Section 2.2. In the event a special meeting of stockholders is called (other than by stockholders in accordance with the Certificate of Incorporation) for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by this clause (b) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which public announcement of the date of the special meeting and of the nominee or nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(i) Except as otherwise required by applicable law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise required by applicable law, each of the Board of Directors or the chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 (including, without limitation, whether a stockholder or beneficial owner solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such stockholder’s representation as required by clause (a) (ii) (D) (4) of this Section 2.10). If any information or representation submitted pursuant to this Section 2.10 by any stockholder proposing a nominee or other business at a meeting of stockholders, including any information or representation from a nominee, shall be inaccurate in any material respect, such information or representation may be deemed to not be not in compliance with this Section 2.10. In the event of such non-compliance, then except as otherwise required by applicable law, the Board of Directors or the chairman of the meeting shall have the power to declare that such nomination shall be disregarded or that such other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by applicable law, or otherwise determined by the chairman of the meeting, if the stockholder does not provide the information required under this Section 2.10 to the Corporation within the time frames specified herein, any such nomination shall be disregarded and any such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by applicable law, or otherwise determined by the Board of Directors or the chairman of the meeting, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business (whether pursuant to the requirements of these Bylaws or in accordance with Rule 14a-8 or Rule 14a-9 under the Exchange Act), such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. To be considered a qualified representative of a stockholder pursuant to the preceding sentence, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(ii) Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by applicable law, no stockholder shall solicit proxies in support of any nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies. If (A) any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (B) such stockholder subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or (3) under the Exchange Act (as determined by the Board of Directors or an officer designated thereby), then the nomination of each such person shall be disregarded and the Corporation shall disregard any proxies for any such nominee on the Corporation’s proxy card other than the Corporation’s nominees, notwithstanding that any such nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy material for such meeting and notwithstanding that proxies or votes in respect of the election of such nominee may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary of the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(iii) For the avoidance of doubt, a stockholder proposing a nominee for election as a director shall have no right to (A) nominate a number of nominees that exceed the number of directors to be elected at the meeting or (B) substitute or replace any nominee nominated by such stockholder unless such substitute or replacement is nominated in accordance with this Article II (including the timely provision of all information and representations with respect to such substitute or replacement nominee in accordance with the deadlines set forth in this Article II). If the Corporation provides notice to a stockholder that the number of nominees proposed by such stockholder exceeds the number of directors to be elected at a meeting, the stockholder must provide written notice to the Corporation within five business days of the stockholder’s receipt of such notice stating the names of the nominees that have been withdrawn so that the number of nominees proposed by such stockholder no longer exceeds the number of directors to be elected at a meeting. If any person who is nominated in accordance with this Article II becomes unwilling or unable to serve on the Board of Directors, then the nomination with respect to such person shall no longer be valid and no votes may validly be cast for such person.

(iv) For purposes of this Section 2.10, the “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of this Section 2.10, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (B) the right to vote such shares, alone or in concert with others; and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

Section 2.11 Action by Written Consent.

(a) Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation or until such time as the Corporation is no longer a “Controlled Company” pursuant to Nasdaq Listing Rule 5615(c)(1), any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. To be effective, such a consent must be delivered to the Corporation in accordance with Section 228(d) of the DGCL; provided, however, that the Corporation has not designated, and shall not designate, any information processing system for receiving such consents. No consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of holders to take action are delivered to the Corporation in accordance with this Section 2.11 within 60 days of the first date on which a consent is so delivered to the Corporation. Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent shall be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made, if evidence of such instruction or provision is provided to the Corporation. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective.

(b) If action by consent in lieu of a meeting of stockholders has been taken by stockholders by less than unanimous consent, prompt notice of the taking of the action by consent shall be given to those stockholders as of the record date for the action by consent who have not consented and who would have been entitled to notice of the meeting if the action had been taken at a meeting and the record date for notice of the meeting were the record date for the action by consent.

Section 2.12 Inspectors of Election. Before any meeting of stockholders, the Corporation may, and shall if required by applicable law, appoint one or more inspectors of election to act at the meeting of stockholders or any adjournment thereof and make a written report thereof. Inspectors may be employees of the Corporation. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting may, and shall if required by applicable law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Inspectors need not be stockholders. No director or nominee for the office of director at an election shall be appointed as an inspector at such election.

Such inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots;

(b) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

(c) count and tabulate all votes and ballots; and

(d) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

Section 2.13 Meetings by Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.14 Delivery to the Corporation. Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the Corporation shall, to the fullest extent permitted by applicable law, not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

Article III
DIRECTORS

Section 3.1 Powers. Except as otherwise required by the DGCL or as provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.

Section 3.2 Number, Term of Office and Election.

(a) Subject to the rights of the holders of any outstanding series of Preferred Stock to elect directors under specified circumstances as set forth in the Certificate of Incorporation, the number of directors shall initially be five (5) and thereafter shall be fixed from time to time solely by resolution adopted by the affirmative vote of a majority of the total number of directors then authorized (hereinafter referred to as the “Whole Board”). The election and term of director shall be as set forth in the Certificate of Incorporation.

(b) Unless otherwise provided in the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes cast by the holders of shares of stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

(c) Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed.

Section 3.3 Vacancies and Newly Created Directorships. Subject to applicable law and the rights of holders of any series of Preferred Stock then outstanding as set forth in the Certificate of Incorporation, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board of Directors that results from the death, resignation, disqualification or removal of any director or from any other cause shall be filled in accordance with the Certificate of Incorporation.

Section 3.4 Resignations and Removal. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation and applicable law.

Section 3.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, on such date or dates and at such time or times, as shall have been established by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

Section 3.6 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board of Directors or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, within or without the State of Delaware, date and time of such meetings. Notice of each such meeting shall be given to each director, if by mail, addressed to such director at his or her residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent to such director by electronic transmission, or be delivered personally or by telephone, in each case at least 24 hours prior to the time set for such meeting. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.7 Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.8 Quorum and Voting. Except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board of Directors. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.9 Board of Directors Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, provided that all members of the Board of Directors or committee, as the case may be, consent in writing or by electronic transmission to such action. After an action is taken, the consent or consents relating thereto shall be filed with the minutes or proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Section 3.10 Chairman of the Board. The Chairman of the Board of Directors shall preside at meetings of stockholders (unless otherwise determined by the Board of Directors) and at meetings of directors and shall perform such other duties as the Board of Directors may from time to time determine. If the Chairman of the Board of Directors is not present at a meeting of the Board of Directors, another director chosen by the Board of Directors shall preside.

Section 3.11 Rules and Regulations. The Board of Directors shall adopt such rules and regulations not inconsistent with the provisions of applicable law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors shall deem proper.

Section 3.12 Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, directors may receive such compensation, if any, for their services on the Board of Directors and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.13 Emergency Bylaws. This Section 3.13 shall be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in these Bylaws, the Certificate of Incorporation or the DGCL. In the event of any Emergency, the director or directors in attendance at a meeting of the Board of Directors thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. Except as the Board of Directors may otherwise determine, during any Emergency, the Corporation and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.

Article IV
COMMITTEES

Section 4.1 Committees of the Board of Directors. The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; or (b) adopting, amending or repealing any bylaw of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and make such reports as the Board of Directors may from time to time request.

Section 4.2 Meetings and Action of Committees. Unless the Board of Directors provides otherwise by resolution, any committee of the Board of Directors may adopt, alter and repeal such rules and regulations not inconsistent with the provisions of applicable law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper. A majority of the directors then serving on a committee shall constitute a quorum for the transaction of business by the committee except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, and except as otherwise provided in a resolution of the Board of Directors; provided, however, that in no case shall a quorum be less than one-third of the directors then serving on the committee. Unless the Certificate of Incorporation, these Bylaws or a resolution of the Board of Directors requires a greater number, the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.

Article V
OFFICERS

Section 5.1 Officers. The officers of the Corporation shall consist of a Chief Executive Officer, a Chief Financial Officer, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time determine, each of whom shall be elected by the Board of Directors, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. Each officer shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, resignation or removal. Any number of offices may be held by the same person. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 5.2 Compensation. The salaries of the officers of the Corporation and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors or by a duly authorized officer and may be altered by the Board of Directors from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment.

Section 5.3 Removal, Resignation and Vacancies. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors or by a duly authorized officer, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly elected and qualified.

Section 5.4 Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors. Unless otherwise provided in these Bylaws or determined by the Board of Directors, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer. The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board of Directors, preside at meetings of the stockholders.

Section 5.5 Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Chairman of the Board of Directors, Board of Directors or the Chief Executive Officer may from time to time determine.

Section 5.6 Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all monies and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the Chief Financial Officer may from time to time determine.

Section 5.7 Secretary. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the Corporation are duly given; (iii) to act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer may from time to time determine.

Section 5.8 Additional Matters. The Chief Executive Officer and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors.

Section 5.9 Corporate Funds and Checks. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors or its designees selected for such purposes. All checks or other orders for the payment of money shall be signed by the Chief Executive Officer, Chief Financial Officer, a Vice President, the Treasurer or the Secretary or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.

Section 5.10 Contracts and Other Documents. The Chief Executive Officer, Chief Financial Officer and the Secretary, or such other officer or officers as may from time to time be authorized by the Board of Directors or any committee thereof given specific authority in the premises by the Board of Directors during the intervals between the meetings of the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

Section 5.11 Ownership of Equity Interests or other Securities of Another Entity. Except with respect to Seiftmerge HoldCo LLC, a Delaware limited liability company and any successor thereto, unless otherwise directed by the Board of Directors, Chief Executive Officer, Chief Financial Officer, a Vice President, the Treasurer or the Secretary, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of securityholders of any entity in which the Corporation holds securities or equity interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities or equity interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

Section 5.12 Delegation. The Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

Article VI
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 6.4 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 6.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 6.1, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VI (which shall be governed by Section 6.4) (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, or in the case of an advancement of expenses made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses to by an indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Section 6.1 and Section 6.2 or otherwise.

Section 6.3 Indemnification for Successful Defense. To the extent that an indemnitee has been successful on the merits or otherwise in defense of any proceeding (or in defense of any claim, issue or matter therein), such indemnitee shall be indemnified under this Section 6.3 against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such defense. Indemnification under this Section 6.3 shall not be subject to satisfaction of a standard of conduct, and the Corporation may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification or recover amounts advanced, including in a suit brought pursuant to Section 6.4 (notwithstanding anything to the contrary therein); provided, however, that, any indemnitee who is not a current or former director or officer (as such term is defined in the final sentence of Section 145(c)(1) of the DGCL) shall be entitled to indemnification under Section 6.1 and this Section 6.3 only if such indemnitee has satisfied the standard of conduct required for indemnification under Section 145(a) or Section 145(b) of the DGCL.

Section 6.4 Right of Indemnitee to Bring Suit. If a claim under Section 6.1 or Section 6.2 is not paid in full by the Corporation within (i) sixty (60) days after a written claim for indemnification has been received by the Corporation or (ii) twenty (20) days after a claim for an advancement of expenses has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim for indemnification or to obtain advancement of expenses, as applicable. To the fullest extent permitted by applicable law, if the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

Section 6.5 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or disinterested directors, provisions of the Certificate of Incorporation or these Bylaws, or otherwise.

Section 6.6 Insurance. The Corporation shall have the power to purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.7 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent and in the manner permitted by applicable law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation.

Section 6.8 Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration, repeal or elimination of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration, repeal, or elimination.

Section 6.9 Settlement of Claims. Notwithstanding anything in this Article VI to the contrary, the Corporation shall not be liable to indemnify any indemnitee under this Article VI for any amounts paid in settlement of any proceeding effected without the Corporation’s written consent, which consent shall not be unreasonably withheld.

Section 6.10 Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee (excluding insurance obtained on the indemnitee’s own behalf), and the indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.11 Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by applicable law: (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest extent set forth in this Article VI.

Article VII
CAPITAL STOCK

Section 7.1 Certificates of Stock. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary, or an Assistant Treasurer or Assistant Secretary, certifying the number and class of shares of stock owned by such stockholder in the Corporation. Any or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.2 Transfers of Stock. Except or otherwise required by applicable law or the Certificate of Incorporation, transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

Section 7.3 Lost Certificates. The Corporation may issue a new share certificate or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 7.4 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

Section 7.5 Record Date for Determining Stockholders.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjourned meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by applicable law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourned meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken was delivered to the Corporation in accordance with Section 2.11. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action without a meeting, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 7.6 Regulations. To the fullest extent permitted by applicable law, the Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

Section 7.7 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Article VIII
GENERAL MATTERS

Section 8.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year, or shall extend for such other 12 consecutive months as the Board of Directors may designate.

Section 8.2 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.3 Reliance Upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 8.4 Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation and applicable law.

Section 8.5 Electronic Signatures, etc. Except as otherwise required by the Certificate of Incorporation or these Bylaws (including, without limitation, as otherwise required by Section 2.14), any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.

Article IX
AMENDMENTS

Section 9.1 Amendments. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal these Bylaws. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, and in addition to any other vote required by law, the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of these Bylaws.

The foregoing Bylaws were adopted by the Board of Directors on December 13, 2024.

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